Exhibit (e)(2)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of April 1, 2015 by and between Recon Capital Series Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 145 Mason Street, 2nd Floor, Greenwich, CT 06830, and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101 is entered into as of _________________ (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend the preamble of the Agreement to reflect the change in the Trust’s principal place of business;

WHEREAS, the Trust and Foreside desire to amend Section 9 of the Agreement to reflect the change in the address for notice to the Trust;

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect the addition of three funds;

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      The Trust’s principal place of business in the preamble of the Agreement is hereby deleted and replaced by “1 Landmark Square, 8th Floor, Stamford, CT 06901.”

3.                                      The address for notice to the Trust in Section 9 of the Agreement is hereby deleted and replaced by the following:

Recon Capital Advisors, LLC

1 Landmark Square, 8th Floor, Stamford, CT 06901

Attn: Garrett Paolella

Phone: 203-900-1400

e-mail: gpaolella@reconfunds.com

4.                                      Exhibit A of the Agreement is hereby deleted and replaced by Exhibit A attached hereto to reflect the addition of the Recon Capital USA Managed Risk ETF.

5.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

6.                                      This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

RECON CAPITAL SERIES TRUST	FORESIDE FUND SERVICES, LLC

By:		By:
	Garrett Paolella, President		Mark Fairbanks, Vice President

EXHIBIT A

List of Funds:

BullMark LatAm Select Leaders ETF

Recon Capital DAX Germany ETF

Recon Capital NASDAQ 100 Covered Call ETF

Recon Capital USA Managed Risk ETF

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